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                                                                   EXHIBIT 10.22




                              DOOR-TO-DOOR OPERATOR
                COMMERCIAL GROUND TRANSPORTATION OPERATING PERMIT
                               JOHN WAYNE AIRPORT
                                  ORANGE COUNTY


Permittee is hereby authorized and permitted by the County or Orange, hereinafter referred to as "County", acting by and through its Airport Director, hereinafter referred to as "Director", to operate its business or a phase thereof at the John Wayne Airport, hereinafter referred to as "Airport", for the following purposes only and subject to the terms and conditions hereinafter set forth.

The following specific terms and conditions are hereby mutually agreed to between County and PREFERRED TRANSPORTATION, INC. DBA SUPERSHUTTLE (hereinafter referred to as "Permittee"):

1.     Use Purpose Defined


Provide Door-to-Door ground transportation service to airline passengers whose flights are arriving at or departing from the John Wayne Airport. Passenger drop-offs, in conjunction with the providing of such services, may be made at the terminal curbs on the Upper Level of the Terminal roadways, and passenger pick-ups may be made at the loading zones on the Lower Level of the Terminal roadways, and only by authorized vehicles bearing a valid identification sticker and an automatic vehicle identification device (transponder) issued by Director.

2.     Term of Permit

This permit shall become effective on 7-7, 1997, and shall continue in forms on a thirty (30) day, month-to-month basis, until revoked or mutually cancelled as hereinafter provided.

3.     Authorized Vehicles

       A. Permittee shall report to Director, on forms provided for that purpose, the California State Vehicle Identification Number, License plate number, company identification number, if any, and vehicle type for each of the Permittee's vehicles used for its operations at Airport.

       B. All of Permittee's vehicles operated at the Airport shall possess identical color schemes and marking, so as to be readily identifiable as belonging to Permittee; shall display the name of Permittee, or its "DBA" on the rear and sides of each vehicle, in a type style and size so as to be
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              readily identifiable; shall possess Permittee's company
              identification sticker and automatic vehicle identification device, permanently affixed as instructed by Director.

       C. Upon receipt of the requisite information and performance of all other conditions precedent contained in this Permit Director may issue identification stickers and automatic identification devices to be attached to each authorized vehicle.

4.     Consideration for Permit

       As consideration for this Permit, Permittee agrees:

       A. To pay County, a monthly fee determined by the number of monthly trips conducted by Permittee under this Permit. For the purposes of this Permit, a trip shall be defined as each time one of Permittee's vehicles passes in front of Airport's Terminal Building on the Lower Level only. The per trip fee payable shall be established in the Airport's Rules and Regulations, which may be amended from time to time by the Board of Supervisors.

              Payments shall be made in lawful money of the United States, free from all claims, demands, set-offs, or counter claims of any kind against County. Payments not paid when due shall be subject to interest thereon at the rate of one and one-half percent (1-1/2%) per month.

       B. To allow County to permanently affix a transponder to the roof of Permittee's vehicles so that County may monitor Permittee's operation of its vehicles on the Terminal roadways and automatically record the number of monthly vehicle trips Permittee conducts under this Permit.

              In the event of an Automatic Vehicle Identification System failure, County shall determine Permittee's monthly fee based upon the number of vehicle trips made in the same month prior year, or if less than one full year of operation, Permittee's fee shall be based upon the average of the number of vehicle trips for the total number of months in operation under this Permit.

              County will provide the first transponder for each of Permittee's vehicles.
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              Permittee will pay for any replacement transponders. County, or its agent or employees, shall attach the transponder to the vehicle roof, County shall not drill, rivet or otherwise puncture the body of Permittee's vehicles in the course of installing the transponder unit, and shall install the transponders in a workmanlike manner so as to avoid unnecessary damage to the roofs of Permittee's vehicles.

              Permittee agrees to waive all and any claims against the County for any or all incidental damage caused to Permittee's vehicles by the ordinary process of install or removing the transponders.


5.     Books and Records

       Permittee shall maintain for a period of four years or, in the event of claim by County, until such claim of County for payments hereunder shall have been fully ascertained, fixed and paid, separate and accurate daily records of gross revenues derived from ground transportation operations and trip activity as herein defined, and in accordance with generally accepted accounting principles, showing detail all business done or transacted in, on, about or from or pertaining to Permittee's operations at Airport, and Permittee shall enter all receipts arising from such business in regular books of account, and all entries in any such records or books shall be made at or about the time the transactions respectively occur. In addition, Permittee shall maintain monthly and annual reports of gross revenues and trip activity derived from its operation under this Permit, using a form and method as is determined by Director. Such forms and methods shall be employed by Permittee throughout the term of this Permit. Such books and records shall be maintained at Permittee's principal place of business unless otherwise permitted by Director in writing. Upon Director's written request, Permittee shall make available immediately at Airport any and all books, records and accounts pertaining to its operations under this Permit. The intent and purpose of the provisions of this section are that Permittee shall keep and maintain records which will enable County to ascertain, determine and audit, if so desired by County, clearly and accurately, the gross revenues and trip activity of Permittee, and that the form and method of Permittee's reporting of gross revenues and trip activity will be adequate to provide a control and test check of all revenues derived by
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       Permittee under this Permit.

       Should any examination, inspection, and audit of Permittee's books and records by County disclose an underpayment by Permittee in excess of five percent (5%) of the consideration due, Permittee shall promptly pay County the amount of such underpayment and shall reimburse County all costs incurred in the conduct of such examination, inspection, and audit. In the event that County deems it necessary to utilize the services of legal counsel in connection with collecting the reimbursement for such examination, inspection, and audit, then Permittee shall reimburse County for reasonable attorney's fees and litigation expenses as part of the aforementioned costs incurred.

       Not later than ninety (90) days after the annual anniversary of the commencement of this Permit, when required by Director, Permittee shall furnish to County a confidential report, certified by Permittee to be true and correct, of the ground transportation gross revenues and trip activity derived by Permittee from its operations permitted hereunder. Said report shall not be made public except as required by law.

       Permittee shall furnish County with such other financial or statistical reports as Director, from time to time, may reasonably require.

6.     Other Charges and Fees

       Permittee shall pay all other charges, penalties or fees occasioned by Permittee's operations or activities on or about the Airport.


7.     Indemnity

       Permittee and Permittee's independent contractors agree to defend, indemnify and hold harmless County, Board of Supervisors and its members, and all of the officers, agents, and employees if each of them, from and against all damages, claims, demands, obligations, suits, judgements, penalties, causes of action, losses or liability for injuries to or deaths of persons or damage to property proximately caused by or arising out of acts, omission, use occupancy or operation of the actions of Permittee or Permittee independent contractors related to this Permit.
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       Each party hereto shall give to the other prompt and timely written notice of any claim made or suit instituted coming to its knowledge which in any way, directly or indirectly, contingently or otherwise, affects or might affect either, and each shall have the right to participate in the defence of the same to the extent of its own interest.

8.     Insurance

       Permittee shall procure and maintain during the term of this Permit the following insurance:

       A. Workers' Compensation, with Employer's Liability at a minimum single limit of $1,000,000.

       B. Comprehensive General Liability Insurance with respect to each occurrence of bodily injury, property damage, contractual liability, independent contractors, personal injury, products, and completed operations with a minimum single limit of $1,000,000.

       C. Comprehensive Automobile Liability Insurance with limits not less than FIVE MILLION DOLLARS ($ 5,000,000) each occurrence combined single limit bodily injury or property damage, including employer's non-ownership liability and hired automobile coverage.

       The evidence of insurance (policy or certificate) must contain the following Endorsements:

       D. Additional Named Insureds: The County of Orange, the Board of Supervisors of Orange County and its members and all of their officers, employees and agents of each of them are named as additional insureds hereunder.

       E. Severability of Interest (Cross Liability): The term "the insured" is used severally and not collectively, and the insurance afforded under the liability coverage applies separately to each insured against whom claim is made or suit is brought, but the inclusion herein of more than one insured shall not operate to increase the limits of the company's liability.
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       F.     Cancellation or Material Change Notice: Written notice of
              cancellation or of any material change in said policy shall be delivered thirty (30) days in advance of the effective date thereof to: John Wayne Airport, Landside Operations, 18601 Airport way #41, Santa Ana, CA 92707. Such written notice will commence from the date the notice is actually received at the John Wayne Airport.

       G. Premises and/or Operations Insured: Activities upon, in and around John Wayne Airport and any space hereafter assigned.

       H. No Other Insurance Stipulation: No other insurance effected by the County of Orange will be called on to contribute to a loss covered hereunder.

       I. Primary Insurance: Such policies are primary insurance to any other insurance available to the Additional Insureds, with respect to any claims arising out of this Permit, and that insurance applies separately to each insured against whom claim is made or suit is brought.

       Certificates of insurance evidencing all coverages and endorsements above shall be furnished to the County before commencing any operations under this Permit.

       Permittee agrees that the terms of these insurance requirements may be increased and revised upon the written demand of the County, which demand must be based on reasonable and justifiable grounds.

9.     Faithful Performance Bond

       Permittee agrees that upon execution of this Permit, it will, at its own expense, deliver to Director a surety bond or bonds in the amount of TWO THOUSAND DOLLARS ($ 2,000 ), payable to County, naming County as obligee and issued by a surety company or companies acceptable to County, and in such form as approved by County, which surety bond or bonds may be renewed annually, and shall be maintained in full force and effect during the term of this Permit at the expense of the Permittee, to insure the faithful performance by Permittee of all the covenants, terms and conditions of this Permit, inclusive of but not restricted to the payment of all considerations provided therein. The surety company issuing said bond or
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       bonds shall give Director notice in writing by registered mail at least sixty (60) days, prior to an anniversary date of its intention not to renew said bond or bonds. In lieu of such surety bond or bonds, permittee may deposit with County an Irrevocable Letter of Credit, Treasury Bonds of the United States of America, Certificates of Deposit or a Certified Check, in a form acceptable to County, in the agreed amounts as security for faithful performance by Permittee as herein above provided, and Permittee may have the right to reserve to itself interest payable on said United States Bonds, or Certificates of Deposit.

       County reserves the right to adjust the amount of the Faithful Performance Bond to reflect changes in operations or changes in "trip" fees established by County. Within thirty (30) days after notification of any change in required Faithful Performance Bond amount from County, Permittee shall submit to County any additional Faithful Performance Bond as may be required.

10.    Right of Access

       During the existence of the Permit, and subject to the Airport's rules and regulations, Permittee, its agents, licensees and business invitees, shall possess the right of ingress to and egress from and about the Airport by authorized vehicles bearing valid identification stickers and automatic vehicle identification devices, as required by Permittee's operations hereunder; provided that such right shall not be exercised in a manner and to such extent as to impede or interfere with the operation of the Airport by County, its lessees, or other permittees, and shall be subject to the rules and regulations of the Airport.

11.    Waybills

       Every Door-to-Door passenger pickup shall be documented by a waybill prepared in advance of the pickup. Waybills shall be prepared by Permittee or the driver of the Permittee's vehicle prior to the vehicle's arrival at the Airport passenger pickup zone. The waybill shall state the passenger's name, the number of persons in the party, the location of the pickup, the time of the scheduled pickup, and the airline and flight number on which the passenger has arrived. The driver of the Permittee's vehicle is required to present the waybill to any Airport official who requests to inspect it. The driver of the Permittee's vehicle may prepare the waybill based on radio or telephone communications to the driver.
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12.    Default by Permittee

       Permittee shall be in default under this Permit if:

       A. Permittee shall fail duly and punctually to pay the fees, or to make any other payment required hereunder, when due to County; or

       B. The interest of Permittee under this Permit shall be transferred, without the approval of the County, by reason of death, operation of law, assignment, sub-lease or otherwise, to any person, firm or corporation; or

       C. Permittee shall voluntarily abandon, desert or fail to use its rights hereunder; or

       D. Permittee shall fail to keep, perform or observe each and every other promise, covenant and agreement set forth in this Permit, including maintenance of affirmative action and employment non-discrimination goals as set forth herein or the submission of reports requested herein, and such failure shall continue for a period of more than thirty (30) days after delivery by Director of a written notice of such breach or default, except where fulfillment of its obligation requires activity over a period of time, and Permittee shall have commenced in good faith to perform whatever may be required for fulfillment within ten (10) days after receipt of notice and continues such performance without interruption except for causes beyond its control; or

       E. Permittee shall use or give its permission to any person to use any portion of Airport, used by Permittee under this Permit, for any illegal purpose.

13.    County Remedies

       If default is made by Permittee in any of the covenants, terms and conditions herein contained, County may elect to:

       A. Allow this Permit to continue in full force and effect and to enforce all of the County's rights and remedies hereunder, including, without limitation, the right to collect fees as they become due together with interest thereon at the rate of one and one-half percent (1 - 1/2%) per
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              hereunder or which in the ordinary course would likely result therefrom.

15.    No Waiver of Subsequent Breaches or Defaults

       The failure of County at any time to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein.

16.    Prohibition Against Advertising

       No advertising or solicitation, including the posting of room rates or transportation fares, shall be allowed on any of Permittee's vehicles, unless specifically approved in writing by Director; except that a vehicle may display Permittee's authorized common color scheme and markings and destination signs.

17.    Prohibited Conduct

       The following activities are Permittee are prohibited:

       A. Picking up or discharging passengers or their baggage at any terminal level other than those designated for such purpose;

       B.     Leaving the vehicle unattended;

       C. Failing to give, upon a passenger's request a receipt showing the amount of fare paid, the driver's correct name, the name of the Permittee and the vehicle number, if any;

       D. Failing to maintain the interior and exterior of the vehicle in a clean condition;

       E.     Littering of the loading zone;

       F.     Providing false information to authorized Airport Personnel;

       G.     Failure to display a waybill on request by any Airport Official;
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       H.     Displaying to an Airport Official a waybill in an altered or fictitious form:

       I. Driving in a vehicle that does not bear a valid identification sticker or an automatic vehicle identification device issued by the Airport;

       J. Solicitation of passengers on Airport property; except as otherwise provided by contract or permit with the Airport;

       K. The use or possession of any alcoholic beverage, or any dangerous drug or narcotic, while operating a vehicle on the Airport;

       L. Failing to operate a vehicle in a safe manner as required by the California Vehicle Code;

       M. Failing to comply with posted speed limits and traffic control signs;

       N.     Use of profane or vulgar language directed to or at the public;

       O. Any attempt to solicit payment in excess of that authorized by law;

       P. Any solicitation for or on behalf of any hotel, motel, club or nightclub;

       Q. Any solicitation of any activity prohibited by the Penal Code of the State of California;

       R. Operating a vehicle which is not in a safe mechanical condition or which lacks mandatory safety equipment as defined in the California Vehicle Code;

       S.     Disconnecting any pollution control equipment;

       T. Engaging in any conduct or activity intended to or apparently intended to ask, implore or persuade a passenger to alter his or her previously chosen mode of ground transportation or specific ground transportation operator, except as otherwise provided by contract or permit with the Airport.

18.    Compliance with Rules and Regulations

       Permittee shall abide by and conform to all laws, governmental orders, rules
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       and regulations, including any future amendments thereto, controlling or in any manner affecting the use or occupancy of Airport property. Permittee shall abide by and conform to all Airport Rules and Regulations, operational notices or bulletins now and hereafter in force and effect. Permittee shall provide County with a copy of its current appropriate California Public Utilities Commission Permit.

19.    Nonassignability

       This Permit is not assignable, in whole or in part.

20.    Revocable Permit

       This permit is revocable at any time, in the absolute discretion of the Director. Such revocation shall be accomplished by giving 24 hours prior written notice to the Permittee. Should Permittee, at any time, fail to provide or maintain the insurance or faithful performance bond required under this Permit, then the Director may, by 24 hour prior written notice, revoke this Permit. Permittee may terminate this Permit by giving thirty (30) days prior written notice to the Director. This Permit may be cancelled by the mutual written consent of the parties at any time without the aforesaid written notice.

21.    Section Headings

       The section headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Permit.

22.    Severability

       In the event any term, covenant or condition herein contained is held to be invalid by any court of competent jurisdiction, such invalidity shall not affect any other valid term, covenant or condition herein contained.
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IN WITNESS WHEREOF, the parties hereto have executed this Permit in duplicate by their duly authorized officers.



PERMITTEE:                              COUNTY OF ORANGE:

By /s/ Stephen Allan                         /s/ O. B. Schooley
   ------------------------                  --------------------
       Authorized Signature                      Airport Director

Title  President
      ---------------------

Dated     7-7-97                                 Dated   7/17/97
      ---------------------                            ----------
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                        [JOHN WAYNE AIRPORT Letterhead]

July 17,1997


Mr. Stephen Allen, President
Preferred Transportation, Inc.
1430 S. Anaheim Blvd.
Anaheim, CA 92805


Subject: GROUND TRANSPORTATION OPERATING PERMIT

Dear Ground Transportation Operator:

Enclosed you will find your copy of the Commercial Ground Transportation Operating Permit between John Wayne Airport and your organization. The original signed permits are kept in our central files at John Wayne Airport.

Additionally, I am returning the security deposit instrument filed with John Wayne Airport on October 16, 1990 from Supershuttle International, Inc. That is now considered obsolete.

Sincerely,



/s/ William Pemberton
--------------------------------
    William Pemberton
    Manager, Landside Operations



Enclosure
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NO. 5518675                                                      $2,000.00

                                COUNTY OF ORANGE
                             Santa Ana, California


RECEIVED OF: PREFERRED TRAN. INC             DATE: 7-8-97
             ------------------------------        --------------

ADDRESS:     (SUPER SHUTTLE                     CITY:
             ------------------------------          ------------

FOR           ORANGE CO)
    -------------------------------------------------------------

                             GROUND TRANS. DEPOSIT
-----------------------------------------------------------------


        Questions? Contact the agency/department where payment was made.
                 (Directory assistance 834-5400) Suspect fraud?
               Contact the Internal Audit Department at 834-5475


PAID BY CASH $                   CHECK NO. 018043            /s/ JWA
               ----------------            ---------------   --------
COUNTY NO.                       STATE NO.
               ----------------            ---------------
                                                          BY: /s/ R Reddick
                                                              --------------


                            PAYMENT BOND CERTIFICATE

[Union Bank Logo]    Office of Account: #335 L.A.X. International Airport
Account Number: #3359007832   Amount Deposited $5,250.00**** On October 16, 1990
FIVE THOUSAND TWO HUNDRED FIFTY NO/100**** UNITED STATES**** Dollars was deposited for Collateral Hold by Supershuttle International, Inc.***** (Depositor) and is payable to Supershuttle International, Inc. As Collateral Hold For John Wayne Airport on January 14, 1991 (the Maturity Date), upon presentation of this Certificate, properly endorsed. This deposit will earn interest at the rate of 7.200%, compounded daily using a 365-day year, for an effective annual yield of 7.460%******. Interest will be paid to the Depositor Supershuttle, Inc. If this Certificate is not presented for payment on the account's Maturity Date or within TEN days after that date, the deposit will be renewed for a like term at the interest rate in effect on the account's Maturity Date. This Certificate in NONE transferable.

If all or any part of this deposit is withdrawn before the account's original or any subsequent maturity date, the amount withdrawn may be subject to an early withdrawal or compensating fee.

Certificate Serial Number:  011192           B A Thomas
AUTOMATIC RENEWAL, NON-NEGOTIABLE            ------------------------------
                                             AUTHORIZED SIGNATURE



FORM 3117 (Rev. 10/89) 119232--1                            Member FDIC